Puglia Region

Monitoring Committee for the Economic Production System and Crisis Areas

Exhibit 4.6

RECORD OF AGREEMENT

Trade Union Consultation

pursuant to Articles 24 and 22-ter of Legislative Decree No. 148 of 14 September 2015

At 10 a.m. on the 8th day of the month of February in the year 2022, further to a request for trade union consultation pursuant to Article 24 of Legislative Decree No. 148/2015 sent by the Company Natuzzi S.p.A. and the subsequent calling of a meeting by the Chairman of the Monitoring Committee for the Economic Production System and Crisis Areas (SEPAC) of the Puglia Region, Leo Caroli, who chairs and coordinates the remotely-held meeting with the technical support of the secretary Savino Del Mastro, the following parties meet:

•
the Puglia Region Monitoring Committee for the Economic Production System and Crisis Area: represented by the Chairman Leo Caroli and members Paolo Di Schiena, Basile Stefano and Rocco Santochirico;
•
the Industrial Crisis Areas Section: represented by Elisabetta Biancolillo;
•
the Puglia Regional Agency for Active Labour Policies (ARPAL): represented by Nicola Trisolini and Antonio Catella;
•
Natuzzi S.p.A.: represented by Mario de Gennaro, Director of Human Resources and Legal WW, Maria Patrizia Ragazzo, for Trade Union Relations and HRBP Italy Manufacturing, and Leonardo Lamanna, as HR Operational and Labor Cost, assisted by Mr. Giuseppe Bisceglie of the Bari | Barletta-Andria-Trani chapter of the Confederation of Italian Industry (Confindustria Bari Bat) and the legal advisor Claudio Enrico Schiavone;
•
the UIL Puglia trade union: represented by Andrea Torna;
•
the FENEAL UIL trade union: represented by Fabrizio Pascucci, Mino Paolìcelli and Saverio Loiudice;

1

Puglia Region

Monitoring Committee for the Economic Production System and Crisis Areas

•
the FILCA CISL trade union: represented by Claudio Sottile, Margherita Dell’Otto and Antonio Delle Noci;
•
the FILLEA CGIL trade union: represented by Tatiana Fazi, Fernando Mega and Ignazio Marcello Savino;
•
the FILCAMS CGIL trade union: represented by Barbara Neglia and Antonio Miccoli;
•
the FISASCAT CISL trade union: represented by Maria Ruta;
•
the USB Puglia trade union: represented by Pier Paolo Corallo;
•
the COBAS-LP trade union: represented by Felice Dileo;
•
all the local branches and unitary trade union representative bodies (RSU) / single trade union representative bodies (RSA) for FENEAL UIL, FILCA CISL, FILLEA CGIL, FILCAMS CGIL and the single trade union representative bodies for FISASCAT CISL, Puglia USB and Puglia COBAS.

Today’s meeting concerns the consultation initiated by the Company for the carrying out of the joint examination and the consequent application for a 12-month extension – pursuant to Article 22-ter of Legislative Decree No. 148/2015 – to the special short-time work scheme (CIGS) for business reorganization purposes in place at the Altamura Graviscella (BA) production unit, which currently has a workforce of 463 employees following the consensual termination, pending the consultation, of the employment contract of one employee.

The Parties conclude today’s discussions with the following outcome.

Whereas

–
The social safety net measures under the special short-time work scheme for business reorganization purposes in place at the Altamura Graviscella (BA) production unit initially scheduled to expire on 31 December 2020 will cease on 14 February 2022 following the end of the statutory extension thereof in the form of an ordinary short-time work scheme (CIGO) for COVID purposes.
–
Due to the changed scenario and for reasons already discussed that led to the Records of Agreement pursuant to Article 25(7) of Legislative Decree No. 148/2015 of 7 and 8 September 2021 and the subsequent Minutes of the meeting of 2 December 2021 held at the Puglia Region Monitoring Committee for the Economic Production System and Crisis Area, the Company proceeded to reformulate the original Project.
–
The new program has already led to the partial modification of the lay-out, the review of the plant engineering at the Altamura Graviscella (BA) facility, the setting up of the lines and equipment required for the production of the new line of living rooms with integrated and innovative processes.

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Puglia Region

Monitoring Committee for the Economic Production System and Crisis Areas

–
The letter of 4 January 2022 triggering the procedure pursuant to Article 24 of Legislative Decree No. 148/2015 for the granting of a 12-month extension pursuant to Article 22-ter of that same Legislative Decree contains a table setting out the investments planned for the completion of the works.
–
The action already taken as described above in executing the Business Plan and the associated Agreements, including those covering the changes compared to the initial project and the related reorganization program, are complex and of strategic importance that make it necessary to extend the social safety net measures.
–
To this end the Company has set out the training and retraining plan that, agreed between the Parties, is submitted to the Puglia Region for possible co-financing pursuant to Article 22-ter(3) of Legislative Decree No. 148/2015 as regards the measures falling within the remit of the Region in support of the redeployment plan for the workers managed through social safety net measures.
–
The Parties have also agreed on the need to set up further training programs, the technical details of which still have to be finalized and which will focus, in particular, on digitalization, automation, technological innovation, health and safety and corporate social responsibility. For those initiatives, a specific request for funding will be submitted to the National Agency for Active Labour Policies (ANPAL).
–
For the 463 workers concerned, as agreed by the Parties, the application to extend social safety net measures is a tool instrumental to the execution of the Business Plan and, at the same time, a necessary condition to save jobs as a result of the complex and detailed retraining program launched.
–
The Altamura Graviscella (BA) facilities have already started production and the reorganization and transformation process involving the adoption of new production technologies and a new organization of industrial processes and work is underway.
–
This makes it necessary to involve the entire workforce of the production unit concerned in the retraining program, with ensuing application for recourse to the special short-time work scheme in relation to the current workforce of 463, without prejudice to the statutory limits on work suspension percentages.
–
The application to extend the special short-time work scheme for business reorganization purposes at the Altamura Graviscella (BA) production unit, as per the agreed amendment thereof, is consistent with and confirms the rationale for the current measures in place. This is borne out by the causal relationship between the restructuring and reorganization activities underway and the workers in the special short-time work scheme, instrumental to upgrading the skills of personnel not included in the “Living Room Area” and their resulting use in the start-up and implementation of the innovative “Factory 4.0” project. The change regarding what the training concerns does not modify the criteria for selecting personnel, in line with applicable law.

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Puglia Region

Monitoring Committee for the Economic Production System and Crisis Areas

–
Article 22-ter of Legislative Decree No. 148/2015, referred to in Article 234(200) of Law No. 234 of 30 December 2021, provides that special short-time work schemes can be extended by 12 months in order to support employment transitions at the end of schemes established for the purposes set out in Article 21(1)(a) and (b) on condition that certain prerequisites are met, as is the case here.
–
Having concluded the trade union phase, as borne out by the associated records of 17 and 18 January 2022 as well as those concerning training programs of 3 and 7 February 2022, all annexed hereto, the Company Natuzzi S.p.A., requested the Puglia Region (Monitoring Committee for the Economic Production System and Crisis Area) to summon the Parties to engage in the consultation prescribed by Article of 24 Legislative Decree No. 148/2015. At the end of that consultation, set for today’s date the Parties have agreed what is set out below.

Therefore, the Parties

agree as follows:

1)
The recitals and annexes shall form an integral part of this Record of Agreement.
2)
At the end of the process referred to in Article 24 of Legislative Decree No. 148/2015, the Company shall apply for an extension to the special short-time work scheme for reorganization purposes from 14 February 2022 to 13 February 2023, pursuant to Article 22-ter of Legislative Decree No. 148/2015, subject to an application to be submitted in the manner and by the deadlines set forth in Article 25 of Legislative Decree No. 148/2015.
3)
In total, a maximum of 463 workers may be suspended on zero hours and/or may be assigned reduced working hours in connection with the further extension of the special short-time work scheme, within the limits of the law, as broken down by category in the following table:

Category	No.
Office Workers	15
Intermediate Workers	29
Factory Workers	419
Total	463

4)
For the purposes of the above, reference is made to the summary breakdown by job, category and level set out in the letter of 4 January 2022 commencing the procedure and the list of names attached hereto.
5)
The retraining program of the personnel engaged at the same time in the execution and development of the “Living Room 4.0 for the Upgrading of the Manufacturing Process Consistent with a Logic of Technological Taxonomy and Cellular Manufacturing” project is aimed at pursuing the agreed objective of redeployment of the personnel involved.

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Puglia Region

Monitoring Committee for the Economic Production System and Crisis Areas

6)
The Parties will evaluate the possibility of availing of inter-sectoral funds and/or forms of co-financing provided by the Puglia Region within the framework of training and active labour policy measures.
7)
The personnel whose working hours are suspended under the special short-time work scheme belonging to areas with excess workers over and above those engaged in training and/or work will be subject to rotation as regards the periods of suspension. Rotation that – subject to different technical, organizational and production requirements – will be promptly highlighted to the unitary trade union representative bodies and will allow for a correct balance between the affected personnel with equivalent job descriptions.
8)
The Company will send the names of the personnel concerned to ANPAL for the purposes of the planned access to the “guarantee of employability of workers” (GOL) program.
9)
For the reasons underlying the Business Plan, namely the specialization in and the quality improvement of Divani&Divani output, the zero-hour work suspensions and/or daily/weekly/monthly reductions in working hours may be implemented in relation to positions and corresponding workers including though differentiating between department/plants and through diversified solutions for different job descriptions, all in order to ensure adequate flexibility and a balance between training and manufacturing activities. To this end, the Company and the unitary trade union representative bodies will continue to discuss issues regarding application as per current practice.
10)
Retraining will be implemented in line with the requirements of the Plan and in collaboration with Local Institutions and Social Partners in order to pursue programs facilitating “conversion” and updating of all the necessary skills. Particular attention will be paid to occupational safety issues in order to develop useful synergies to heighten the awareness of all actors on the topic of safeguarding the health of each employee and strengthening a culture aimed at improving the quality of life.
11)
It is understood that for any matters not expressly regulated by this agreement, reference is made to previous agreements on the subject matter.
12)
In order to allow the most comprehensive discussion on the Business Plan, all Parties will take action following this agreement to ensure that the Ministry for Economic Development (MISE) convenes the National Steering Committee established to that end.

With the signing of this Agreement, the procedure provided for by Legislative Decree No. 148/2015 will be deemed to have been carried out. Today’s consultation, after checking the regularity and functionality of the audio/video connection and identifying all participants, has been carried out by way of conference call due to the ongoing COVID-19 pandemic.

Therefore, this Record of Agreement is ratified by each participating trade union organization, which, including on behalf of their own unitary trade union representative bodies, will send a copy of this agreement

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Puglia Region

Monitoring Committee for the Economic Production System and Crisis Areas

to the Puglia Region Monitoring Committee for the Economic Production System and Crisis Area, the Puglia Regional Agency for Active Labour Policies, Natuzzi S.p.A. and other trade union organizations, taking care to use the following wording when sending the document: “The undersigned trade union organization, including on behalf of its own single trade union representative bodies, attaches to this certified e-mail the agreement on the special short-time work scheme reached on 8 February 2022, ratifying and confirming all parts and contents thereof”.

Similarly, Natuzzi S.p.A. will send the same communication to the Puglia Region Monitoring Committee for the Economic Production System and Crisis Area, the Puglia Regional Agency for Active Labour Policies and the participating trade union organizations.

For the purposes of the validity of the agreement, the exchange and signing of this record of agreement – in the manner mentioned above – separately by each of the Parties in different places and at different times is to be considered as one single act and is fully valid for the purposes of the consent expressed and its legal effects. This record of agreement consists of 5 (five) pages and 3 (three) annexes (record of the preliminary agreement of 3 February 2022, record of the preliminary agreement of 7 February 2022 and the list of names of employees).

Read, confirmed and signed.

Natuzzi S.p.A. trade union organizations

Puglia Region Monitoring Committee for the Economic Production System and Crisis Area

Puglia Regional Agency for Active Labour Policies - Collective Disputes Office

6

RECORD OF PRELIMINARY AGREEMENT

At 3 p.m. on 3 February 2022 a conference call takes place with the following:

Natuzzi S.p.A. represented by Mario de Gennaro, Director of Human Resources Organization and Legal WW, Maria Patrizia Ragazzo, for Trade Union Relations and HRBP Italy Manufacturing, Leonardo Lamanna as HR Operational and Labor Cost, and Elisabetta Paradiso as Head of Training, assisted by Giuseppe Bisceglie of the Bari | Barletta-Andria-Trani chapter of the Confederation of Italian Industry (Confindustria Bari Bat) and by the legal advisor Claudio Enrico Schiavone;

the trade union organizations FENEAL UIL, FILCA CISL, FILLEA CGIL, FILCAMS CGIL, FISASCAT CISL B UILTCUS Puglia and Basilicata regions and specifically:

–
FENEAL UIL represented by Mino Paolìcelli and Saverio Loiudice;
–
FlLCA CISL represented by Margherita Dell’Otto and Antonio Delle Noci;
–
FILLEA CGIL represented by Fernando Mega and Ignazio Marcello Savino;

and all the local branches and the unitary trade union representative bodies (RSU) and the single trade union representative bodies (RSA) for FENEAL UIL, FILCA CISL, FILLEA CGIL, FILCAMS CGIL, FISASCAT CISL and UILTCUS Puglia and Basilicata.

1)
Today’s meeting, which follows that of the Record of the Preliminary Agreement signed between the Parties mentioned in the exordium hereto on 17 January 2022, concerns consultations on the training program and the associated training path.

2)
That same Agreement, separately concluded between the Parties, will be incorporated into the more comprehensive agreement to be signed at the Puglia Region for the purposes of Article 22-ter of Legislative Decree No. 148/2015.

The Parties conclude today’s discussions with the following outcome.

Whereas

–
The Parties signed a Preliminary Agreement on 17 January 2022, which is incorporated herein in full by reference, to extend the special short-time work scheme (CIGS) for business reorganization purposes from 14 February 2022 to 13 February 2023 (12 months), pursuant to Article 22-ter of Legislative Decree No. 148/2015 for 464 workers.
–
The Altamura Graviscella (BA) facilities have already started production and the reorganization and transformation process is underway, which involves the adoption of new production technologies and a new organization of industrial process and work that require further training support for their complete functioning.

1

–
To this end the Company, by means of this Agreement, will proceed to set out the contents of the training and retraining plan, which will also be submitted to the Puglia Region and the National Agency for Active Labour Policies (ANPAL) for possible co-financing pursuant to Article 22-ter(3) of Legislative Decree No. 148/2015 as regards the measures falling within the remit of the Region in support of the redeployment plan for the workers managed through social safety net measures.
–
The Parties have thus agreed on the need to set up further training programs, the technical details of which still have to be finalized and which will focus, in particular, on digitalization, automation, technological innovation, health and safety and corporate social responsibility, as described in greater detail below.

Now therefore and in view of the summoning for the purposes of formalising the agreements before the relevant administrative authorities of the Puglia Region, the Parties agree as follows:

A)
The retraining program of the personnel engaged at the same time in the execution and development of the “Living Room 4.0” project for the upgrading of the manufacturing process consistent with a logic of Technological Taxonomy is aimed at pursuing the agreed objective of the redeployment of personnel. It will be supported by the following Training Plan availing of inter-sectoral funds and/or forms of co-financing of the Puglia Region and/or ANPAL within the framework of training and active labour policy measures.

B)
Project Description: coherence and effectiveness of the Plan as measured against the intended purposes.

Natuzzi S.p.A. has launched a business plan whose focus is to create an innovative model for the core manufacturing business in a “Living Room 4.0” logic with innovative processes, layout, machinery and work organization, which require specific training.

Factory 4.0 is based on the concept of just-in-time that includes within it different working phases: Cutting, Sewing, Assembly, Semi-finished and Finished Product, linked according to a logic of FIFO (first in first out), One Piece Flow.

The One Piece Flow method involves moving one piece at a time from one work station to another within a unit and/or department without staging.

In simple language, it means that the pieces to be produced are moved through the work phases from one location to another without any work-in-progress (WIP). The pieces are not stationary and the moved piece leaves space for the arrival of a new piece, coming from the previous work phase.

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Another element that characterizes the work unit is management by taxonomic product family. A product family is the set of technically similar products that can be produced in the same work unit, using a similar production process and the same machines and working methods (clustering of products by commonality).

The new elements introduced by this new production logic have led the Company to invest in state-of-the-art production technologies. New machinery and equipment have been purchased for cutting coatings (laser cutting). A semi-automatic quality/packaging line has been installed to improve the efficiency of work phases and flows. The new logistics system has been set to tie in with internal movements using tools that facilitate agile and ergonomic handling. The Andon system with tablet has been introduced for real-time monitoring of workstation KPIs and rapid problem solving (quick response). The Wall Management system has been introduced for real-time shop floor management of all departments.

Therefore, it is essential to train staff to work in a Factory 4.0 where the human factor and expertise are central elements together with the ergonomics of the workplace and occupational health and safety.

Purpose of the training plan

The entire training plan pursues the general aim of modernizing the Production Lines and entails the identification of overall objectives, training actions, content, knowledge and the skills to be achieved.

Structure of the plan, training objectives and recipients of the training

Through its “Living Room 4.0” the Natuzzi Group intends to train its staff by supporting them in the development of skills and abilities needed not only for the new work process but necessary in a labour market that is undergoing a major technological change that ever more rapidly renders skills obsolete. Therefore, workers require upskilling and reskilling. The objectives stated in the National Recovery and Resilience Plan (PNRR) include that of “making European economies and societies more sustainable, resilient and better prepared for the challenges and opportunities of ecological and digital transitions”. This is the framework for the Company’s plan, which aims to train personnel in the use of new machinery and technological tools, which the Company has adopted and uses in its new Factory 4.0 in Altamura Graviscella (BA).

The plan is based on an interconnected architecture of actions deriving from an analysis of the new scenario and the new production process allied to an evaluation of the new activities envisaged. It has also been informed by a careful mapping of the skills currently possessed by the recipients of the training and the skills that need to be increased and improved to effectively support this important transition (skill gaps). The addressees of this plan need to be trained in the changes introduced by the new work process in order to acquire the expertise needed to use the new equipment. Therefore, they also need to bridge the skills gap in terms of working methods, new work phases and new scheduling

3

based on a logic of cadences. Above all, they need to know how to use the new high-tech machinery and the instrumentation adopted.

The training actions have been designed to meet the skills needs of the 3 homogeneous groups of recipients: Tutors (Action # l), Line Operators (Action # 2) and Indirect Production Staff - Warehousemen and General Services (Action # 3).

The need emerged to design 3 training courses to achieve 3 overall objectives:

Action # 1	Tutor Training
Training Unit	Knowledge and Skills	Contents
Living Room 4.0 concept

Knowledge and application of Lean Production Techniques. Knowledge and application of techniques of flexible production capacity across lines and cross-functionality of job descriptions.
Knowledge and application of WIP (work in progress/advancement) evaluation and measurement techniques across workstations and lines to avoid production downtime.

Concepts and tools of lean production (5S, CEDAC, root causes analysis, poka-yoke, etc.)
Introduction to Living Room 4.0
From the market to the production system: how to achieve flexibility
Concept of taxonomy and product clustering
Strategic realignment: from verticalization to differentiation
Logic of splitting modelling by taxonomic cluster
Defining features of the work units: setup, capacity, cadences
Ergonomics and economy of movement in the study of workstations and equipment
Balancing of lines: operational management in the department
Process Integration: Quality Control + Cleaning/Packaging
Process Integration: Joinery + Blanking

4

Shop Floor Management	Knowledge and use of “Shopfloor Management 4.0” devices (managing and sharing of plant performance and individual workstation performance).	The Q6 Quality System
Quality in self-control: introduction of the Quality Gates
Shop Floor Management in real time
The Quick Response Team
KPIs: definition and monitoring systems
Technological Innovations	Knowledge and application of company-provided devices (tablets, etc.).	Standards and continuous improvement: approach to maintaining performance
Scheduling Logic (overview of Master Scheduling)
Technological innovation: the Andon system
Technological innovation: the Pick to Light system
Procurement Logic and system of logistics cadenced on suppliers

Action # 2	New Production Process Training for Line Operators
Training Unit	Knowledge and Skills	Contents
Living Room 4.0 Concept	Knowledge and application of Lean Production Techniques. Knowledge and application of techniques of flexible production capacity between lines and cross-functionality of job descriptions.	Concepts and tools of lean production (5S, CEDAC, root causes analysis, poka-yoke, etc.)
Introduction to Living Room 4.0
Concept of taxonomy and product clustering
	Knowledge and application of WIP (work in	Logic of splitting modelling by taxonomic cluster

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progress/advancement) evaluation and measurement techniques across workstations and lines to avoid production downtime.
Defining features of the work units: setup, capacity, cadences
Ergonomics and economy of movement in the study of workstations and equipment
Balancing of lines: operational management in the department
Process Integration: Quality Control + Cleaning/Packaging
Process Integration; Joinery + Blanking
Shop Floor Management	Knowledge and use of “Shopfloor Management 4.0” devices (managing and sharing of plant performance and individual workstation performance).	The Q6 Quality System
Quality in self-control: introduction of Quality Gates
Shop Floor Management in real time
The Quick Response Team
KPIs: definition and monitoring systems
Technological Innovations

Knowledge and application of company-provided devices (tablets, etc.) Practical use of software systems on iPad for monitoring and progress of production flows, downtime causes, and individual and collective performance. Use of operational tools for continuous improvement.

Standards and continuous improvement: approach to maintaining performance
Scheduling Logic (overview of Master Scheduling)
Technological innovation: the Andon system
Technological innovation: the Pick to Light system
Procurement Logic and system of logistics cadenced on suppliers

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Action # 3	New Production Process Training for Indirect Production Staff - Warehousemen and General Services
Training Unit	Knowledge and Skills	Contents
Living Room 4.0 Concept	Knowledge and application of Lean Production Techniques. Knowledge and application of techniques of flexible production capacity across lines and cross-functionality of job descriptions.	Concepts and tools of lean production (5S, CEDAC, root causes analysis, poka-yoke, etc.)
Introduction to Living Room 4.0
Concept of taxonomy and product clustering
	Knowledge and application of Techniques for evaluating and measuring WIP (work in progress/advancement) across workstations and work units to avoid production downtime.	Defining features of the work units: setup, capacity, cadences
Ergonomics and economy of movement in the study of workstations and equipment
Balancing of lines: operational management in the department
Shop Floor Management	Knowledge of use of “Shopfloor Management 4.0” devices (managing and sharing of plant performance and individual workstation performance).	The Q6 Quality System
Shop Floor Management in real time
The Quick Response Team
KPIs: definition and monitoring systems
Technological Innovations	Knowledge and application of company-provided devices (tablets, etc.).	Standards and continuous improvement: approach to maintaining performance
Scheduling Logic (overview of Master Scheduling)
Technological innovation: the Andon system
Technological innovation: the Pick to Light system

7

Procurement Logic and system of logistics cadenced on suppliers

Training methods and teaching

The main location of the training will be in the Altamura Graviscella production plant and it will be delivered by internal and/or external instructors until January 2023. The Company has developed, defined, analysed and detailed the new production process. The internal instructors are engineers and experts who have worked for the Company for many years and have the knowledge and skills suitable to transfer know-how to their colleagues that this Plan concerns. The training content shown in the table above will be developed. The training will be delivered partly in a classroom as regards theory and partly in the department as regards the necessary application/practical training. The project structure is aimed at developing specific skills to achieve the overall objectives mentioned above.

For training action # 2, which involves the largest number of workers, about 32 editions are planned. The training will be carried out for groups of participants belonging to the same work unit. The work units consist of a minimum of 7 workers to a maximum of 11 (mechanized product line). The classrooms will be able to be organized so as to have up to 14 participants on average. For all the training actions it is envisaged that there will be 16 hours of theory in the classroom, while for the practical part a minimum of 140 hours up to a maximum of 250 hours on average is envisaged, save for any changes that may be made to this Plan.

Certification of skills

At the end of the training courses there will be a final test to certify the acquisition of skills to be developed under this Plan. Successful completion of the test will entitle the participant to a certificate of participation in the training course evidencing the skills acquired in accordance with the Guidelines of the Ministerial Decree of 5 January 2021. For this specific activity, the company will rely on a local accredited third party body for training and certification of skills.

Participation in the GOL (employment guarantee) program

In view of the forthcoming publication of the ANPAL call for applications to use the New Skills Fund refinanced with React-EU resources, the Company would reduce recourse to social safety net measures by relying on the development and upgrading of skills. Participants in the training actions would witness a change in their working hours envisaged by the short-time work scheme to be replaced by training hours.

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C)
The Parties undertake to sign the accord formalizing this present agreement at the offices of the Region, keeping the contents and structure hereof unchanged.

D)
The Parties acknowledge that discussions have taken place to analyse the trends that have been recorded so far for the personnel involved in the retraining program taking place both in the new site of Altamura Graviscella (BA) and in the other training sites (PS and Laterza) and that visits with the unitary trade union representative bodies and the Secretariats have been scheduled for the Altamura Graviscella (BA) site in order to gain a better understanding of the technological and flow changes introduced.

E)
The Business Plan will be presented to the Ministry for Economic Development (MISE) at the relevant meeting yet to be convened, upon conclusion of the procedure for signing the extension agreement at the offices of the Puglia Region.

F)
It is understood that for any matters not expressly regulated by this agreement, reference is made to previous agreements on the subject matter.

Read confirmed and signed

The Company	Trade Union Organizations	RR.SS.UU./RR.SS.AA.
/SS/[ILLEGIBLE]	/SS/[ILLEGIBLE]	/SS/[ILLEGIBLE]

Confindustria Bari Bat

/S/[ILLEGIBLE]

9

RECORD OF PRELIMINARY AGREEMENT

At 11.30 a.m. on 7 February 2022 a conference call takes place with the following:

Natuzzi S.p.A. represented by Mario de Gennaro, Director of Human Resources Organization and Legal WW, Maria Patrizia Ragazzo, for Trade Union Relations and HRBP Italy Manufacturing, and Leonardo Lamanna as HR Operational and Labor Cost, assisted by Giuseppe Bisceglie of the Bari | Barletta-Andria-Trani chapter of the Confederation of Italian Industry (Confindustria Bari Bat) and by the legal advisor Claudio Enrico Schiavone;

and

the CONFEDERAZIONE COBAS - COBAS del Lavoro Privato trade union represented by Felice Dilelo;

the UNIONE SINDACALE DI BASE - USB del Lavoro Privato trade union represented by Pierpaolo CORALLO;

as well as

the Ginosa unitary trade union representative body (RSU) / single trade union representative bodies (RSA) for COBAS and USB.

1)
Today’s meeting, which follows that of the Record of the Preliminary Agreement signed between the Parties mentioned in the exordium hereto on 18 January 2022, concerns consultations on the training program and the associated training path.

3)
That same Agreement, separately concluded between the Parties, will be incorporated into the more comprehensive agreement to be signed at the Puglia Region for the purposes of Article 22-ter of Legislative Decree No. 148/2015.

The Parties conclude today’s discussions with the following outcome.

Whereas

–
The Parties signed a Preliminary Agreement on 18 January 2022, which is incorporated herein in full by reference, to extend the special short-time work scheme (CIGS) for business reorganization purposes from 14 February 2022 to 13 February 2023 (12 months), pursuant to Article 22-ter of Legislative Decree No. 148/2015 for 464 workers.
–
The Altamura Graviscella (BA) facilities have already started production and the reorganization and transformation process is underway, which involves the adoption of new production technologies and a new organization of industrial process and work that require further training support for their complete functioning.

–
To this end the Company, by means of this Agreement, will proceed to set out the contents of the training and retraining plan, which will also be submitted to the Puglia Region and the National Agency for Active Labour Policies (ANPAL) for possible co-financing pursuant to Article 22-ter(3) of Legislative Decree No. 148/2015 as regards the measures falling within the remit of the Region in support of the redeployment plan for the workers managed through social safety net measures.
–
The Parties have thus agreed on the need to set up further training programs, the technical details of which still have to be finalized and which will focus, in particular, on digitalization, automation, technological innovation, health and safety and corporate social responsibility, as described in greater detail below.

Now therefore and in view of the summoning for the purposes of formalising the agreements before the relevant administrative authorities of the Puglia Region, the Parties agree as follows:

A) The retraining program of the personnel engaged at the same time in the execution and development of the “Living Room 4.0” project for the upgrading of the manufacturing process consistent with a logic of Technological Taxonomy is aimed at pursuing the agreed objective of the redeployment of personnel. It will be supported by the following Training Plan availing of inter-sectoral funds and/or forms of co-financing of the Puglia Region and/or ANPAL within the framework of training and active labour policy measures.

B) Project Description: coherence and effectiveness of the Plan as measured against the intended purposes.

Natuzzi S.p.A. has launched a business plan whose focus is to create an innovative model for the core manufacturing business in a “Living Room 4.0” logic with innovative processes, layout, machinery and work organization, which require specific training.

Factory 4.0 is based on the concept of just-in-time that includes within it different working phases: Cutting, Sewing, Assembly, Semi-finished and Finished Product, linked according to a logic of FIFO (first in first out), One Piece Flow.

The One Piece Flow method involves moving one piece at a time from one work station to another within a unit and/or department without staging.

In simple language, it means that the pieces to be produced are moved through the work phases from one location to another without any work-in-progress (WIP). The pieces are not stationary and the moved piece leaves space for the arrival of a new piece, coming from the previous work phase.

Another element that characterizes the work unit is management by taxonomic product family. A product family is the set of technically similar products that can be produced in the same work unit,

using a similar production process and the same machines and working methods (clustering of products by commonality).

The new elements introduced by this new production logic have led the Company to invest in state-of-the-art production technologies. New machinery and equipment have been purchased for cutting coatings (laser cutting). A semi-automatic quality/packaging line has been installed to improve the efficiency of work phases and flows. The new logistics system has been set to tie in with internal movements using tools that facilitate agile and ergonomic handling. The Andon system with tablet has been introduced for real-time monitoring of workstation KPIs and rapid problem solving (quick response). The Wall Management system has been introduced for real-time shop floor management of all departments.

Therefore, it is essential to train staff to work in a Factory 4.0 where the human factor and expertise are central elements together with the ergonomics of the workplace and occupational health and safety.

Purpose of the training plan

The entire training plan pursues the general aim of modernizing the Production Lines and entails the identification of overall objectives, training actions, content, knowledge and the skills to be achieved.

Structure of the plan, training objectives and recipients of the training

Through its “Living Room 4.0” the Natuzzi Group intends to train its staff by supporting them in the development of skills and abilities needed not only for the new work process but necessary in a labour market that is undergoing a major technological change that ever more rapidly renders skills obsolete. Therefore, workers require upskilling and reskilling. The objectives stated in the National Recovery and Resilience Plan (PNRR) include that of “making European economies and societies more sustainable, resilient and better prepared for the challenges and opportunities of ecological and digital transitions”. This is the framework for the Company’s plan, which aims to train personnel in the use of new machinery and technological tools, which the Company has adopted and uses in its new Factory 4.0 in Altamura Graviscella (BA).

The plan is based on an interconnected architecture of actions deriving from an analysis of the new scenario and the new production process allied to an evaluation of the new activities envisaged. It has also been informed by a careful mapping of the skills currently possessed by the recipients of the training and the skills that need to be increased and improved to effectively support this important transition (skill gaps). The addressees of this plan need to be trained in the changes introduced by the new work process in order to acquire the expertise needed to use the new equipment. Therefore, they also need to bridge the skills gap in terms of working methods, new work phases and new scheduling based on a logic of cadences. Above all, they need to know how to use the new high-tech machinery and the instrumentation adopted.

The training actions have been designed to meet the skills needs of the 3 homogeneous groups of recipients: Tutors (Action # l), Line Operators (Action # 2) and Indirect Production Staff - Warehousemen and General Services (Action # 3).

The need emerged to design 3 training courses to achieve 3 overall objectives:

Action # 1	Tutor Training
Training Unit	Knowledge and Skills	Contents
Living Room 4.0 concept

Knowledge and application of Lean Production Techniques. Knowledge and application of techniques of flexible production capacity across lines and cross-functionality of job descriptions.
Knowledge and application of WIP (work in progress/advancement) evaluation and measurement techniques across workstations and lines to avoid production downtime.

Concepts and tools of lean production (5S, CEDAC, root causes analysis, poka-yoke, etc.)
Introduction to Living Room 4.0
From the market to the production system: how to achieve flexibility
Concept of taxonomy and product clustering
Strategic realignment: from verticalization to differentiation
Logic of splitting modelling by taxonomic cluster
Defining features of the work units: setup, capacity, cadences
Ergonomics and economy of movement in the study of workstations and equipment
Balancing of lines: operational management in the department
Process Integration: Quality Control + Cleaning/Packaging
Process Integration: Joinery + Blanking
Shop Floor Management	Knowledge and use of	The Q6 Quality System

“Shopfloor Management 4.0” devices (managing and sharing of plant performance and individual workstation performance).
Quality in self-control: introduction of the Quality Gates
Shop Floor Management in real time
The Quick Response Team
KPIs: definition and monitoring systems
Technological Innovations	Knowledge and application of company-provided devices (tablets, etc.).	Standards and continuous improvement: approach to maintaining performance
Scheduling Logic (overview of Master Scheduling)
Technological innovation: the Andon system
Technological innovation: the Pick to Light system
Procurement Logic and system of logistics cadenced on suppliers

Action # 2	New Production Process Training for Line Operators
Training Unit	Knowledge and Skills	Contents
Living Room 4.0 Concept	Knowledge and application of Lean Production Techniques. Knowledge and application of techniques of flexible production capacity between lines and cross-functionality of job descriptions.	Concepts and tools of lean production (5S, CEDAC, root causes analysis, poka-yoke, etc.)
Introduction to Living Room 4.0
Concept of taxonomy and product clustering
	Knowledge and application of WIP (work in	Logic of splitting modelling by taxonomic cluster

progress/advancement) evaluation and measurement techniques across workstations and lines to avoid production downtime.
Defining features of the work units: setup, capacity, cadences
Ergonomics and economy of movement in the study of workstations and equipment
Balancing of lines: operational management in the department
Process Integration: Quality Control + Cleaning/Packaging
Process Integration; Joinery + Blanking
Shop Floor Management	Knowledge and use of “Shopfloor Management 4.0” devices (managing and sharing of plant performance and individual workstation performance).	The Q6 Quality System
Quality in self-control: introduction of Quality Gates
Shop Floor Management in real time
The Quick Response Team
KPIs: definition and monitoring systems
Technological Innovations

Knowledge and application of company-provided devices (tablets, etc.) Practical use of software systems on iPad for monitoring and progress of production flows, downtime causes, and individual and collective performance. Use of operational tools for continuous improvement.

Standards and continuous improvement: approach to maintaining performance
Scheduling Logic (overview of Master Scheduling)
Technological innovation: the Andon system
Technological innovation: the Pick to Light system
Procurement Logic and system of logistics cadenced on suppliers

Action # 3	New Production Process Training for Indirect Production Staff - Warehousemen and General Services
Training Unit	Knowledge and Skills	Contents
Living Room 4.0 Concept	Knowledge and application of Lean Production Techniques. Knowledge and application of techniques of flexible production capacity across lines and cross-functionality of job descriptions.	Concepts and tools of lean production (5S, CEDAC, root causes analysis, poka-yoke, etc.)
Introduction to Living Room 4.0
Concept of taxonomy and product clustering
	Knowledge and application of Techniques for evaluating and measuring WIP (work in progress/advancement) across workstations and work units to avoid production downtime.	Defining features of the work units: setup, capacity, cadences
Ergonomics and economy of movement in the study of workstations and equipment
Balancing of lines: operational management in the department
Shop Floor Management	Knowledge of use of “Shopfloor Management 4.0” devices (managing and sharing of plant performance and individual workstation performance).	The Q6 Quality System
Shop Floor Management in real time
The Quick Response Team
KPIs: definition and monitoring systems
Technological Innovations	Knowledge and application of company-provided devices (tablets, etc.).	Standards and continuous improvement: approach to maintaining performance
Scheduling Logic (overview of Master Scheduling)
Technological innovation: the Andon system
Technological innovation: the Pick to Light system

Procurement Logic and system of logistics cadenced on suppliers

Training and teaching methods

The main location of the training will be in the Altamura Graviscella production plant and it will be delivered by internal and/or external instructors until January 2023. The Company has developed, defined, analysed and detailed the new production process. The internal instructors are engineers and experts who have worked for the Company for many years and have the knowledge and skills suitable to transfer know-how to their colleagues that this Plan concerns. The training content shown in the table above will be developed. The training will be delivered partly in a classroom as regards theory and partly in the department as regards the necessary application/practical training. The project structure is aimed at developing specific skills to achieve the overall objectives mentioned above.

For training action # 2, which involves the largest number of workers, about 32 editions are planned. The training will be carried out for groups of participants belonging to the same work unit. The work units consist of a minimum of 7 workers to a maximum of 11 (mechanized product line). The classrooms will be able to be organized so as to have up to 14 participants on average. For all the training actions it is envisaged that there will be 16 hours of theory in the classroom, while for the practical part a minimum of 140 hours up to a maximum of 250 hours on average is envisaged, save for any changes that may be made to this Plan.

Certification of skills

At the end of the training courses there will be a final test to certify the acquisition of skills to be developed under this Plan. Successful completion of the test will entitle the participant to a certificate of participation in the training course evidencing the skills acquired in accordance with the Guidelines of the Ministerial Decree of 5 January 2021. For this specific activity, the company will rely on a local accredited third party body for training and certification of skills.

Participation in the GOL (employability guarantee) program

In view of the forthcoming publication of the ANPAL call for applications to use the New Skills Fund refinanced with React-EU resources, the Company would reduce recourse to social safety net measures by relying on the development and upgrading of skills. Participants in the training actions would witness a change in their working hours envisaged by the short-time work scheme to be replaced by training hours.

C) The Parties undertake to sign the accord formalizing this present agreement at the offices of the Region, keeping the contents and structure hereof unchanged.

D) The Parties acknowledge that discussions have taken place to analyse the trends that have been recorded so far for the personnel involved in the retraining program taking place both in the new site of Altamura Graviscella (BA) and in the other training sites (PS and Laterza) and that visits with the unitary trade union representative bodies and the Secretariats have been scheduled for the Altamura Graviscella (BA) site in order to gain a better understanding of the technological and flow changes introduced.

E) The Business Plan will be presented to the Ministry for Economic Development (MISE) at the relevant meeting yet to be convened, upon conclusion of the procedure for signing the extension agreement at the offices of the Puglia Region.

F) It is understood that for any matters not expressly regulated by this agreement, reference is made to previous agreements on the subject matter.

Read, confirmed and signed

COBAS AND USB-LP	Ginosa RSU/RSA
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The Company

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Confindustria Bari Bat

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